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TESLA, INC.

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Commencing on February 27, 2018, the following investor presentation was used by Tesla, Inc. (“Tesla”) for meetings with its stockholders and other interested persons in connection with the approval of the grant of a performance-based stock option award to Elon Musk, Tesla’s Chief Executive Officer and Chairman.

CEO PERFORMANCE AWARD INVESTOR PRESENTATION FEBRUARY 2018

Forward-Looking Statements Certain statements in this presentation, including statements relating to the introduction of new and future products and technologies such as Solar Roof, future electric vehicles, self-driving and autonomous ride-sharing; and statements regarding possible future market prices, market capitalization levels for Tesla common stock and the potential stockholder value created at such levels, and Tesla’s results of operation, are “forward-looking statements” that are subject to risks and uncertainties. These forward-looking statements are based on management’s current expectations, and as a result of certain risks and uncertainties, actual results may differ materially from those projected. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include those set forth in Tesla’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2017. Tesla disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

ADVANCING SUSTAINABLE TRANSPORT ADVANCING SUSTAINABLE ENERGY Driving Shareholder value Tesla’s mission: accelerate the world’s transition to sustainable energY Grew fleet from ~5,000 at the end of 2012 to over 300,000 vehicles today Grew revenue from $413.3 million in 2012 to $11.8 billion in 2017 Tesla is transforming energy storage for residential through utility grade applications With the introduction of Solar Roof, Tesla now offers full suite of energy products As world’s only fully integrated sustainable energy company, Tesla is leading the inevitable shift toward a sustainable energy platform Master Plan, Part Deux: Expand electric vehicle product line to address all major segments Seamlessly integrate stunning solar roofs with our growing energy storage business Develop self-driving capability 10X safer than manual Enable your car to make money for you when you aren’t using it

CEO PERFORMANCE Award Designed to MAXIMIZE LONG-TERM Shareholder value PROCESS DRIVEN BY INDEPENDENT BOARD MEMBERS 100% at-risk performance award Award is entirely contingent on achieving stretch performance goals; no salary, no cash bonus, no time-based equity CONTINUED LEADERSHIP Elon must remain either CEO or Executive Chairman and Chief Product Officer for Award to continue to vest DRIVING GROWTH 2012 Award was instrumental in achievement of original Master Plan; Master Plan, Part Deux and CEO Performance Award will align Tesla employees to continue to grow Tesla

2012 2013 2014 2015 2016 2017 AT TIME OF GRANT $3.2B 2012 performance AWARD drove substantial Shareholder value * Market capitalization figure based on information from S&P Capital IQ as of the end of each year 17x Market Capitalization growth since 2012 Award Granted 9 of 10 Operational Milestones Achieved

2012 AWARD 2018 AWARD % of Compensation at risk 100% 100% Market Capitalization at Time of Award $3.2B $59B % Outstanding Shares Vesting per Tranche 0.5% 1.0% Market Capitalization Increment per Tranche $4B $50B Operational Milestones Primarily Product Development Revenue and Adjusted EBITDA Number oF Tranches 10 12 Post-Exercise Hold Period – 5 years Total Shareholder Value Created at Final Market Cap Milestone $40B ~ $600B 2018 PerformancE Award Modeled After 2012 Award

2018 CEO Performance Award 1 Market capitalization; 6 month trailing average AND 30-day trailing average to ensure value is sustained 2 Earnings Before Interest, Taxes, Depreciation and Amortization excluding stock based compensation 100% pay-for-performance structure with 10-year term; No salary, no cash bonus, no time-based equity Full vesting requires about $600 billion market cap increase and very significant increases in Revenue and Adjusted EBITDA TRANCHES 12 stock option tranches; Each equal to 1% of total outstanding shares as of 1/19/18 For each tranche, dual-trigger vesting requires both 1 Additional Market Capitalization Milestone + 1 Additional Operational Milestone M&A adjustments ensure milestone achievements are from organic growth Operational Milestones Revenue and Adjusted EBITDA milestones serve as top and bottom line guardrails Full vesting requires achieving 12 of 16 milestones AND all market cap milestones

PROCESs Driven by Independent Directors Independent directors led design of program, incorporating work from the compensation committee and feedback from shareholders 2018 Performance Award was considered and approved by all independent board members after more than six months of deliberation Elon and Kimbal recused themselves from all deliberations, and will not participate in the shareholder vote Focused on Long-term value Independent board members’ goal: drive long-term shareholder value, constructing award designed to repeat success of 2012 Performance Award and incentivize Elon to continue leading the company and to strive for massive increase in shareholder value Member of Compensation Committee Robyn Denholm Ira Ehrenpreis Antonio Gracias Brad Buss James Murdoch Linda Johnson Rice Independent PROCESS designed To Drive Shareholder Value

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